Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of GSO Crosstex Holdings LLC, Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Associates LLC, Mr. Bennett J. Goodman, Mr. J. Albert Smith III, Mr. Douglas I. Ostrover, GSO Holdings I LLC, GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Capital Partners LP, GSO Advisor Holdings L.L.C., Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C. and Mr. Stephen A. Schwarzman, on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Crosstex Energy, L.P., a Delaware limited partnership, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 18th day of March 2013.

GSO Crosstex Holdings LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

Blackstone / GSO Capital Solutions Fund LP

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

Blackstone / GSO Capital Solutions Associates LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

GSO Holdings I LLC

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

GSO Special Situations Fund LP

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

GSO Special Situations Overseas Master Fund Ltd.

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

GSO Capital Partners LP

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

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GSO Advisor Holdings L.L.C.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

Blackstone Holdings I L.P.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

Blackstone Holdings I/II GP Inc.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

The Blackstone Group L.P.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

Blackstone Group Management L.L.C.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

Mr. Stephen A. Schwarzman

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman

Bennett J. Goodman

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Attorney-in-Fact

J. Albert Smith III

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Attorney-in-Fact

Douglas I. Ostrover

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Attorney-in-Fact

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